NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Record Fourth Quarter and Full Year 2021 Results

Financial Performance

•Fourth quarter and full year sales increased 21% to $1.2 billion and 27% to $4.8 billion, respectively

•Fourth quarter and full year GAAP EPS of $0.32 and $2.51 compared to $0.81 and $1.46 in the prior year

•Fourth quarter and full year adjusted EPS increased 12% to $0.58 and 58% to $3.05, respectively

•Initiates 2022 guidance of $5.1 billion in sales and $3.50 in adjusted EPS

Milestone Achievements

•Increased dividend on an annualized basis by 12% to $0.95; the 11th year in a row of an annual increase

•Increased EBITDA contribution from Clariant acquisition from $133 to $205 million and reduced net debt to adjusted EBITDA to 2.2X, one year ahead of schedule

•Joined the United Nations Global Compact, recognized as one of America’s Most Responsible Companies by Newsweek, and earned the company's third consecutive Great Place to Work® certification.

CLEVELAND – February 8, 2022 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today reported its fourth quarter and full year results for 2021. Fourth quarter and full year GAAP EPS were $0.32 and $2.51 compared to $0.81 and $1.46 in the prior year fourth quarter and full year, respectively. The company noted that GAAP EPS includes special items (Attachment 3), which impacted EPS in 2021 and 2020.

“I am extremely pleased to finish the year with another record quarter and report the highest level of annual adjusted earnings we have ever achieved,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “For the full year, adjusted EPS increased 58% to $3.05 driven by demand for sustainable solutions, healthcare applications and composites technologies.”

The company reported sales growth of 27% for the full year compared to 2020, with all segments delivering record sales and operating income.

"We delivered record results this year against a backdrop of unprecedented challenges including the ongoing pandemic, substantial raw material inflation, supply chain disruptions, and labor shortages,” added Mr. Patterson. “Avient’s performance in this environment has been differentiated as a result of our specialty focus, end market transformation and excellence in execution.”

“But none of this would be possible without exceptional associates who continue to take care of each other and our customers. I am very proud of the culture we have created at Avient and the investments we have made in sustainability, advancing diversity and inclusion, and workplace flexibility.” Mr. Patterson continued, “In December, we completed our annual employee engagement survey and received our 3rd consecutive Great Place to Work® certification from the Great Place to Work Institute.”

2022 Outlook

“As we discussed during our Investor Day in December, we have momentum in growing sustainable solutions, solving healthcare challenges and broadening advanced composite applications,” said Jamie A. Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation. “In addition, the acquisition of Clariant’s color business in July 2020 has been transformational to our portfolio and helped us become the specialty formulator we are today. Integration has exceeded our high expectations with respect to the pace and level of synergy capture and we expect that to continue into 2022.”

Ms. Beggs added, “Our headline projections for the upcoming year are sales of approximately $5.1 billion and adjusted EPS of $3.50. While we anticipate raw material and labor shortages to continue and inflation to be persistent, we have proven that we can manage these challenges and expect to deliver another record year of growth.”

The Company will provide more details on its fourth quarter and full year results and 2022 projections on its webcast scheduled for 8:00 a.m. Eastern Time on February 8, 2022.

Full Year Comparisons Pro Forma for Acquisition of Clariant’s Color Business

The company acquired Clariant’s color (“Clariant Color”) business on July 1, 2020 (the “Acquisition Date”). Comparisons to prior year full year financial results herein are presented on a pro forma basis such that the prior periods include the business results of Clariant Color for that prior period. Management believes this provides better comparability of the performance of the combined businesses. Refer to Attachment 7 Reconciliation of Non-GAAP Financial Measures for details regarding adjustments to previously reported results to arrive to the pro forma financial metrics.

Webcast Details

The webcast can be viewed live at avient.com/investors, or by clicking here: https://edge.media-server.com/mmc/p/k7okojz2. To participate in the audio-only portion of the call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 2171339. There will be a question and answer session following the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors. In addition, a recording of the audio will be available for one week, beginning at 11:00 a.m. ET on Tuesday, February 8, 2022. To access, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and provide conference ID number 2171339.

About Avient

Avient Corporation (NYSE: AVNT), with 2021 revenues of $4.8 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient employs approximately 8,700 associates and is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com.

# # #

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows including without any limitation, any supply chain and logistics issues; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; and amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include: adjusted EPS, adjusted operating income, free cash flow, adjusted EBITDA and net debt. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as outlook for adjusted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Sales	$1,201.5	$997.0	$4,818.8	$3,242.1
Operating Income	74.0	65.0	381.2	189.3
Net income from continuing operations attributable to Avient shareholders	29.8	74.2	230.8	132.0
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.33	$0.81	$2.53	$1.47
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.32	$0.81	$2.51	$1.46

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items and Attachment 7 for a summary of pro forma adjustments associated with the Clariant Color Acquisition necessary to reflect Clariant Color adjusted results in all periods presented.

	Three Months Ended December 31,
	2021		2020
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$29.8	$0.32	$74.2	$0.81
Special items, after tax (Attachment 3)	24.0	0.26	(26.7)	(0.29)
Adjusted net income / EPS - excluding special items	$53.8	$0.58	$47.5	$0.52
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
	2021		2020
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$230.8	$2.51	$132.0	$1.46
Special items, after tax (Attachment 3)	50.0	0.54	24.8	0.27
Adjusted net income / EPS - excluding special items	$280.8	3.05	$156.8	1.73

(1) Per share amounts may not recalculate from figures presented herein due to rounding

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Sales	$1,201.5	$997.0	$4,818.8	$3,242.1
Cost of sales	948.4	744.1	3,719.2	2,457.8
Gross margin	253.1	252.9	1,099.6	784.3
Selling and administrative expense	179.1	187.9	718.4	595.0
Operating income	74.0	65.0	381.2	189.3
Interest expense, net	(17.5)	(19.3)	(75.3)	(74.6)
Other (expense) income, net	(5.4)	11.7	(1.3)	24.3
Income from continuing operations before income taxes	51.1	57.4	304.6	139.0
Income tax (expense) benefit	(22.2)	17.3	(74.0)	(5.2)
Net income from continuing operations	28.9	74.7	230.6	133.8
Income (loss) from discontinued operations, net of income taxes	—	0.1	—	(0.4)
Net income	28.9	74.8	230.6	133.4
Net loss (income) attributable to noncontrolling interests	0.9	(0.5)	0.2	(1.8)
Net income attributable to Avient common shareholders	$29.8	$74.3	$230.8	$131.6

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.33	$0.81	$2.53	$1.47
Discontinued operations	—	—	—	(0.01)
Total	$0.33	$0.81	$2.53	$1.46

Earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.32	$0.81	$2.51	$1.46
Discontinued operations	—	—	—	(0.01)
Total	$0.32	$0.81	$2.51	$1.45

Cash dividends declared per share of common stock	$0.2375	$0.2125	$0.8750	$0.8200

Weighted-average shares used to compute earnings per common share:
Basic	91.5	91.4	91.4	90.1
Diluted	92.4	92.1	92.1	90.6

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of sales:
Restructuring costs, including accelerated depreciation	$(6.0)	$(1.8)	$(14.6)	$(4.3)
Environmental remediation costs	(0.5)	(1.1)	(22.9)	(20.4)
Reimbursement of previously incurred environmental costs	—	—	4.5	8.7
Acquisition related costs	0.6	1.2	(0.6)	(9.3)
Impact on cost of sales	(5.9)	(1.7)	(33.6)	(25.3)

Selling and administrative expense:
Restructuring, legal and other	(4.2)	(13.0)	(5.9)	(22.5)
Acquisition earn-out adjustments	—	1.5	—	(1.0)
Acquisition related costs	(1.1)	(1.4)	(8.3)	(24.9)
Impact on selling and administrative expense	(5.3)	(12.9)	(14.2)	(48.4)

Impact on operating income	(11.2)	(14.6)	(47.8)	(73.7)

Costs related to committed financing in interest expense, net	—	—	—	(10.1)
Other income, net	—	0.1	0.1	0.4
Pension settlement/curtailment and mark-to-market adjustment (loss) gain	(9.4)	10.3	(9.4)	17.2
Impact on income from continuing operations before income taxes	(20.6)	(4.2)	(57.1)	(66.2)
Income tax benefit (expense) on above special items	4.1	(1.3)	13.0	14.1
Tax adjustments(2)	(7.5)	32.2	(5.9)	27.3
Impact of special items on net income from continuing operations attributable to Avient Shareholders	$(24.0)	$26.7	$(50.0)	$(24.8)

Diluted earnings per common share impact of special items on net income from continuing operations attributable to Avient shareholders	$(0.26)	$0.29	$(0.54)	$(0.27)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.4	92.1	92.1	90.6

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, adjustments to uncertain tax position reserves and deferred income tax valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	Year Ended December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$601.2	$649.5
Accounts receivable, net	642.3	516.6
Inventories, net	461.1	327.5
Other current assets	128.1	108.5
Total current assets	1,832.7	1,602.1
Property, net	676.1	694.9
Goodwill	1,286.4	1,308.1
Intangible assets, net	925.2	1,008.5
Operating lease assets, net	74.1	80.9
Other non-current assets	208.4	176.0
Total assets	$5,002.9	$4,870.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$8.6	$18.6
Accounts payable	553.9	471.7
Current operating lease obligations	24.2	25.1
Accrued expenses and other current liabilities	359.6	285.6
Total current liabilities	946.3	801.0
Non-current liabilities:
Long-term debt	1,850.3	1,854.0
Pension and other post-retirement benefits	100.0	115.0
Deferred income taxes	100.6	140.0
Non-current operating lease obligations	50.1	56.0
Other non-current liabilities	165.1	192.8
Total non-current liabilities	2,266.1	2,357.8
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,774.7	1,697.1
Noncontrolling interest	15.8	14.6
Total equity	1,790.5	1,711.7
Total liabilities and equity	$5,002.9	$4,870.5

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2021	2020
Operating activities
Net income	$230.6	$133.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	144.2	111.8
Accelerated depreciation	1.7	3.2
Share-based compensation expense	11.2	11.3
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(143.1)	(4.6)
(Increase) decrease in inventories	(139.5)	40.2
Increase in accounts payable	95.3	78.4
(Decrease) increase in pension and other post-retirement benefits	(10.9)	30.7
Increase in post-acquisition earnout liabilities	—	1.0
Increase (decrease) in accrued expenses and other assets and liabilities, net	44.3	(3.7)
Taxes paid on gain on divestiture	—	(142.0)
Payment of post-acquisition date earnout liability	—	(38.1)
Net cash provided by operating activities	233.8	221.6
Investing activities
Capital expenditures	(100.6)	(63.7)
Business acquisitions, net of cash acquired	(47.6)	(1,380.2)
Net proceeds from divestiture	—	7.1
Other investing activities	(2.0)	5.2
Net cash used by investing activities	(150.2)	(1,431.6)
Financing activities
Debt offering proceeds	—	650.0
Purchase of common shares for treasury	(4.2)	(22.4)
Cash dividends paid	(77.7)	(71.3)
Repayment of long-term debt	(18.5)	(7.8)
Payments on withholding tax on share awards	(10.7)	(2.3)
Debt financing costs	—	(9.5)
Equity offering proceeds, net of underwriting discount and issuance costs	—	496.1
Payment of acquisition date earnout liability	—	(50.8)
Other financing activities	(3.5)	—
Net cash (used) provided by financing activities	(114.6)	982.0
Effect of exchange rate changes on cash	(17.3)	12.8
Decrease in cash and cash equivalents	(48.3)	(215.2)
Cash and cash equivalents at beginning of year	649.5	864.7
Cash and cash equivalents at end of year	$601.2	$649.5

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Sales:
Color, Additives and Inks	$581.3	$525.8	$2,401.6	$1,502.9
Specialty Engineered Materials	228.2	190.6	918.9	708.8
Distribution	425.0	305.1	1,630.9	1,110.3
Corporate and eliminations	(33.0)	(24.5)	(132.6)	(79.9)
Sales	$1,201.5	$997.0	$4,818.8	$3,242.1

Gross margin:
Color, Additives and Inks	$164.5	$164.3	$727.5	$484.4
Specialty Engineered Materials	60.0	59.1	257.4	207.6
Distribution	36.5	32.4	155.8	124.0
Corporate and eliminations	(7.9)	(2.9)	(41.1)	(31.7)
Gross margin	$253.1	$252.9	$1,099.6	$784.3

Selling and administrative expense:
Color, Additives and Inks	$103.3	$106.8	$424.4	$303.6
Specialty Engineered Materials	31.2	28.7	125.4	113.2
Distribution	14.8	14.4	62.6	54.5
Corporate and eliminations	29.8	38.0	106.0	123.7
Selling and administrative expense	$179.1	$187.9	$718.4	$595.0

Operating income:
Color, Additives and Inks	$61.2	$57.5	$303.1	$180.8
Specialty Engineered Materials	28.8	30.4	132.0	94.4
Distribution	21.7	18.0	93.2	69.5
Corporate and eliminations	(37.7)	(40.9)	(147.1)	(155.4)
Operating income	$74.0	$65.0	$381.2	$189.3

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2021	2020	2021	2020

Sales	$1,201.5	$997.0	$4,818.8	$3,242.1

Gross margin - GAAP	253.1	252.9	1,099.6	784.3
Special items in gross margin (Attachment 3)	5.9	1.7	33.6	25.3
Adjusted Gross margin	$259.0	$254.6	$1,133.2	$809.6

Adjusted Gross margin as a percent of sales	21.6%	25.5%	23.5%	25.0%

Operating income - GAAP	74.0	65.0	381.2	189.3
Special items in operating income (Attachment 3)	11.2	14.6	47.8	73.7
Adjusted Operating income	$85.2	$79.6	$429.0	$263.0

Adjusted Operating income as a percent of sales	7.1%	8.0%	8.9%	8.1%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended December 31,
	2021			2020
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$51.1	$20.6	$71.7	$57.4	$4.2	$61.6

Income tax (expense) benefit - GAAP	(22.2)	—	(22.2)	17.3	—	17.3
Income tax impact of special items (Attachment 3)	—	(4.1)	(4.1)	—	1.3	1.3
Tax adjustments (Attachment 3)	—	7.5	7.5	—	(32.2)	(32.2)
Income tax (expense) benefit	$(22.2)	$3.4	$(18.8)	$17.3	$(30.9)	$(13.6)

Effective Tax Rate(1)	43.4%		26.0%	(30.1)%		22.1%
(1) Rates may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
	2021			2020
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$304.6	$57.1	$361.7	$139.0	$66.2	$205.2

Income tax expense - GAAP	(74.0)	—	(74.0)	(5.2)	—	(5.2)
Income tax impact of special items (Attachment 3)	—	(13.0)	(13.0)	—	(14.1)	(14.1)
Tax adjustments (Attachment 3)	—	5.9	5.9	—	(27.3)	(27.3)
Income tax expense	$(74.0)	$(7.1)	$(81.1)	$(5.2)	$(41.4)	$(46.6)

Effective Tax Rate(1)	24.3%		22.4%	3.7%		22.7%
(1) Rates may not recalculate from figures presented herein due to rounding

The following pro forma adjustments are referenced by management to provide comparable business performance by incorporating the Clariant Color business in periods prior to the acquisition date (July 1, 2020). Financial information referenced here is provided to aid in reconciling back to the most comparable GAAP figures.

Reconciliation of Pro Forma Adjusted Earnings per Share:	Year Ended December 31, 2020

Net income from continuing operations attributable to Avient shareholders	$132.0
Special items, after tax	24.8
Adjusted net income from continuing operations excluding special items	156.8
Clariant Color pro forma adjustments to net income from continuing operations(2)	20.7
Pro forma adjusted net income from continuing operations attributable to Avient shareholders	$177.5

Weighted average diluted shares	90.6
Pro forma impact to diluted shares from January 2020 equity offering(2)	1.5
Pro forma weighted average diluted shares	92.1

Adjusted EPS - excluding special items pro forma for Clariant Color acquisition	$1.93

Year Ended December 31, 2020
Sales	$3,242.1
Clariant Color pro forma adjustment to sales(2)	540.4
Pro forma sales	$3,782.5
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) by Segment	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating income:
Color, Additives and Inks	$61.2	$57.5	$303.1	$180.8
Specialty Engineered Materials	28.8	30.4	132.0	94.4
Distribution	21.7	18.0	93.2	69.5
Corporate and eliminations	(37.7)	(40.9)	(147.1)	(155.4)
Operating income	$74.0	$65.0	$381.2	$189.3

Items below OI in Corporate:
Other income, net	$(5.4)	$11.7	$(1.3)	$24.3

Depreciation & amortization:
Color, Additives and Inks	$26.4	$27.3	$105.7	$75.1
Specialty Engineered Materials	8.0	7.4	31.7	30.0
Distribution	0.2	0.3	0.8	0.7
Corporate and eliminations	3.6	2.8	7.7	9.3
Depreciation & Amortization	$38.2	$37.8	$145.9	$115.1

EBITDA:
Color, Additives and Inks	$87.6	$84.8	$408.8	$255.9
Specialty Engineered Materials	36.8	37.8	163.7	124.4
Distribution	21.9	18.3	94.0	70.2
Corporate and eliminations	(39.5)	(26.4)	(140.7)	(121.8)
EBITDA	$106.8	$114.5	$525.8	$328.7

Reconciliation of Pro Forma Sales, Operating Income and EBITDA - Color, Additives and Inks	Year Ended December 31, 2020
Sales:
Color, Additives and Inks	$1,502.9
Clariant Color pro forma adjustments(2)	540.4
Pro forma sales	$2,043.3

Operating income:
Color, Additives and Inks	$180.8
Clariant Color pro forma adjustments(2)	45.0
Pro forma operating income	$225.8

Depreciation & amortization:
Color, Additives and Inks	$75.1
Clariant Color pro forma adjustments(2)	30.1
Pro forma depreciation & amortization	$105.2

EBITDA:
Color, Additives and Inks	$255.9
Clariant Color pro forma adjustments(2)	75.1
Pro forma EBITDA	$331.0
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to EBITDA and Pro Forma Adjusted EBITDA:	2021	2020	2021	2020
Net income from continuing operations – GAAP	$28.9	$74.7	$230.6	$133.8
Income tax expense (benefit)	22.2	(17.3)	74.0	5.2
Interest expense	17.5	19.3	75.3	74.6
Depreciation and amortization from continuing operations	38.2	37.8	145.9	115.1
EBITDA	$106.8	$114.5	$525.8	$328.7
Special items, before tax	20.6	4.2	57.1	66.2
Interest expense included in special items	—	—		(10.1)
Depreciation and amortization included in special items	(1.6)	(0.7)	(1.7)	(3.2)
Adjusted EBITDA	$125.8	$118.0	$581.2	$381.6
Clariant Color pro forma adjustments(2)	—	—	—	75.1
Pro forma adjusted EBITDA	$125.8	$118.0	$581.2	$456.7

(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

Net Debt Calculation	December 31, 2021
Total long-term debt, net	$1,850.3
Unamortized discount and debt issuance cost	14.4
Short-term and current portion of long term debt	8.6
Total debt	$1,873.3
Cash	(601.2)
Net debt	$1,272.1